THIS WARRANT AND THE SHARES OF PREFERRED STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (AND THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION OF SUCH SHARES OF PREFERRED STOCK) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

No. W-P11	Void After Expiration Date
(as defined below)

WARRANT

TO PURCHASE PREFERRED STOCK OF

MTM TECHNOLOGIES, INC.

Dated February 11, 2009

     THIS WARRANT CERTIFIES THAT, for value received, FIRSTMARK III L.P. or its permitted transferees (the “Holder”) is entitled to purchase from MTM TECHNOLOGIES, INC., a New York corporation (the “Company”), up to the number of fully paid and nonassessable shares (the “Shares”) of the next series of preferred stock, $0.001 par value per share, of the Company, to be designated by the Company after the date hereof (“Preferred Stock”), as further described and defined below.

Section 1. Number of Shares. The maximum number of shares of Preferred Stock which may be purchased upon the exercise of this Warrant is 120,889. This Warrant shall not be exercised prior to the date upon which the Company designates the next series of preferred stock.

Section 2. Exercise Price. The price per share at which the Holder may purchase the Shares shall be $0.725 per share (the “Exercise Price”).

Section 3. Expiration Date. This Warrant shall expire at 5:00 p.m. New York Time on February 11, 2013 (the “Expiration Date”). On the Expiration Date, all rights of the Holder to purchase Preferred Stock pursuant to this Warrant shall immediately terminate.

Section 4. Exercise and Payment.

     Section 4.1 Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part at any time, by the surrender of this Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A-1) at the principal office of the Company, and by the payment to the Company, by wire transfer of immediately available funds, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

     Section 4.2 Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion (together with a duly executed notice of exercise in the form attached hereto as Exhibit A-2) at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of shares of Preferred Stock as is computed using the following formula:

X = Y (A-B)
      A

Where

X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.2.

Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.2.

A =	the Fair Market Value of one share of Preferred Stock, as determined by the board of directors of the Company (the “Board of Directors”), as at the time the net issue election is made pursuant to this Section 4.2.

B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.2.

     Section 4.3 Stock Certificates. In the event of the exercise of all or any portion of this Warrant, certificates for the shares of Preferred Stock so purchased shall be delivered to the Holder by the Company at the Company’s own expense (including the payment by the Company of any applicable issue taxes or governmental charges imposed in connection with the issuance or delivery of the Preferred Stock) within a reasonable time, which shall in no event be later than ten (10) days thereafter and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

          If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Preferred Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

Section 5. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and free and clear of all taxes, liens, encumbrances and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Preferred Stock to provide for the exercise of this Warrant.

Section 6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     Section 6.1 Adjustments for Subdivisions of Preferred Stock. If the number of shares of Preferred Stock outstanding at any time is increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split up of stock, then the Exercise Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding shares of Preferred Stock.

     Section 6.2 Adjustments for Combinations Preferred Stock. If the number of shares of Preferred Stock outstanding at any time is decreased by a combination of the outstanding shares of Preferred Stock, then the Exercise Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

     Section 6.3 Adjustments for Reclassification, Exchange and Substitution. Upon a Notice Event (as defined below), if the Preferred Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, merger, reclassification or otherwise (other than a subdivision or combination of shares provided for above) this Warrant shall thereafter be exercisable into, in lieu of the number of shares of Preferred Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Preferred Stock that would have been subject to receipt by the Holder upon exercise of this Warrant immediately before that change.

     Section 6.4 Notice of Certain Events. In the event (each, a “Notice Event”): (a) the Company authorizes the issuance to all holders of Common Stock and/or Preferred Stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) the Company authorizes the distribution to all holders of Common Stock and/or Preferred Stock of evidences of indebtedness or assets or other securities; (c) of any capital reorganization or reclassification of Common Stock and/or Preferred Stock, other than a subdivision or combination of the outstanding Common Stock and/or Preferred Stock and other than a change in par value of the Common Stock and/or Preferred Stock; (d) of any liquidation or merger to which the Company is a party and for which approval of any of the Company’s holders of Common Stock and/or Preferred Stock is required, other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the shares of Preferred Stock issuable upon the exercise of this Warrant; (e) of the conveyance or transfer of the Company’s properties and assets, substantially as an entirety; or (f) of the Company’s voluntary or involuntary dissolution, liquidation or winding-up; then, in each case, the Company shall cause to be mailed by certified mail to the Holder, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating the material terms relating to the exercise of the Warrants, the name, title and telephone number of a Company representative who shall be available to answer any questions relating to such exercise and the dates as of which (i) the holders of Common Stock and/or Preferred Stock of record will be entitled to receive any such rights, warrants or distributions are to be determined, (ii) such Notice Event is expected to become effective and (iii) Holders of record of Warrants shall be entitled to exchange or sell their shares of Preferred Stock issuable upon the exercise of this Warrant for securities or other property, if any, deliverable upon such Notice Event. In addition, if the Company receives written notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock and/or Preferred Stock, the Company shall give the Holder reasonable notice (but will not be required to give not more than 10 days notice) thereof.

Section 7. Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the fair market value of the Preferred Stock on such date as determined by the Board of Directors.

Section 8. Preemptive Rights.

     (a) The Holder shall be entitled to purchase its pro rata share (calculated by multiplying the number of securities to be issued in such equity offering including those issued pursuant to this Section 8 by a fraction, the numerator of which is the number of shares of Common Stock held by the Holder on a Fully Diluted Basis and the denominator of which is the number of shares of Common Stock held by all holders of securities of the Company on a Fully Diluted Basis) of any future private equity offering by the Company. “Fully Diluted Basis” means, when used in reference to the number of shares of Common Stock held by a Person at any time, a number of shares of Common Stock equal to the sum of (x) the number of issued and outstanding shares of Common Stock then held by such Person, plus (y) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) issued and outstanding at such time that are then held by such Person.

     (b) Notwithstanding anything contained in Section 8(a) to the contrary, the preemptive rights of the Holder shall not apply to (a) shares of Common Stock sold to, or options to purchase Common Stock granted by the Company to, employees, consultants, officers, or directors of the Company pursuant to any option plan, agreement or other arrangement duly adopted by the Company and approved by a majority of the Board of Directors; (b) any shares of Common Stock issued upon the conversion of shares of Series A Preferred Stock; (c) any additional shares of Series A Preferred Stock issued as a result of an adjustment to the Exercise Price under Section 6; (d) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of any Options or Convertible Securities that have previously been incorporated into computations hereunder on the date when such Options or Convertible Securities were issued; (e) the issuance and sale of securities in connection with a strategic investment or similar transaction approved by a majority of the Board of Directors; (f) securities issued for consideration other than cash pursuant to a merger, consolidation or similar business combination or acquisition of assets as approved by a majority of the Board of Directors; (g) the issuance of shares in connection with a firm commitment underwritten public offering of Common Stock with a nationally recognized investment banking firm at a price per share offered to the public of at least $5.00 per share of Common Stock which results in gross cash proceeds to the Company of at least $25,000,000; (h) any shares of Series A Preferred Stock issued in the form of a dividend to any holder of Series A Preferred Stock; (i) any shares of Series A Preferred Stock issued as payment of interest on any loans or notes; and (j) any shares of Common Stock issued on exercise of any warrants issued by the Company on or prior to the date of issuance of this Warrant and warrants issued in connection with subordinated debt of the Company outstanding on the date of issuance of this Warrant.

Section 9. Restrictions on Transfer.

     Section 9.1 Transfer. The Holder may transfer this Warrant and the shares of Preferred Stock issuable upon exercise of this Warrant, and the rights and obligations attached thereto, so long as any such transfer(s) comply with applicable securities laws.

     Section 9.2 Restrictive Legend.

          (i)      Unless a registration statement is in effect with respect thereto, each certificate representing (a) the Shares and (b) any other securities issued in respect of the Shares upon any stock split, stock dividend or recapitalization (collectively, the “Restricted Securities”), shall be endorsed as follows:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

          (ii)      Each certificate representing the Restricted Securities shall be endorsed as follows:

THIS SECURITY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Section 10. No Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of the Warrant. Nothing in this Warrant shall obligate the Holder to exercise this Warrant, it being understood that the decision as to whether to exercise the Warrant shall be made exclusively by the Holder.

Section 11. No Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended and restated, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 12. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

Section 13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

Section 14. Miscellaneous.

     Section 14.1 Governing Law. This Warrant shall be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     Section 14.2 Entire Agreement; Amendment. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Warrant and acknowledges that it has not executed this Warrant in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Warrant supersedes all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Warrant. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the parties hereto.

     Section 14.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the Company and the Holder.

     Section 14.4 Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

     Section 14.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by overnight courier, or otherwise delivered by hand or by messenger or sent by facsimile and confirmed by mail, addressed:

          (i)      if to the Company, to MTM Technologies, Inc., 1200 High Ridge Road, Stamford, Connecticut 06905, Attention: Chief Executive Officer; and

          (ii)      if to the Holder, c/o FirstMark Capital, L.L.C., 1221 Avenue of the Americas, 26th Floor, New York, New York 10020.

All notices shall be effective upon receipt.

     Section 14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first above written.

MTM TECHNOLOGIES, INC.

By: /s/ J. W. Braukman, III
Name:	J. W. Braukman, III
Title:	Senior Vice President and Chief
Financial Officer

WARRANT HOLDER:

By:	FirstMark Capital L.L.C.,
its Investment Manager

By: /s/ Gerald Poch
Name:
Title:

THE EXERCISE OF THIS WARRANT IS SUBJECT TO THE APPLICABLE
PROVISIONS OF THE HART-SCOTT-RODINO ANTITRUST
IMPROVEMENTS ACT OF 1976, AS AMENDED

EXHIBIT A-1

NOTICE OF EXERCISE

TO:	MTM Technologies, Inc. 1200 High Ridge Road Stamford, Connecticut 06905 Attention: Chief Executive Officer

     1. The undersigned hereby elects to purchase _________ shares of Preferred Stock, par value $0.001 per share, of MTM TECHNOLOGIES, INC. pursuant to the terms of this Warrant, and tenders herewith payment in full of the purchase price of such shares.

     2. Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

______________________________ (Name) ______________________________ ______________________________ (Address)

(Signature)
Title:______________________________________

________________________ (Date)

A-1

THE EXERCISE OF THIS WARRANT IS SUBJECT TO THE APPLICABLE
PROVISIONS OF THE HART-SCOTT-RODINO ANTITRUST
IMPROVEMENTS ACT OF 1976, AS AMENDED

EXHIBIT A-2
NET ISSUE NOTICE OF EXERCISE

TO:	MTM Technologies, Inc. 1200 High Ridge Road Stamford, Connecticut 06905 Attention: Chief Executive Officer

      1. The undersigned hereby elects to purchase _________ shares of Preferred Stock, par value $0.001 per share, of MTM TECHNOLOGIES, INC. pursuant to the terms of this Warrant, and hereby elects under Section 4.2 of this Warrant to surrender the right to purchase _______ shares of Preferred Stock pursuant to this Warrant for a net issue exercise with respect to ________ shares of Preferred Stock.

      2. Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

______________________________ (Name) ______________________________ ______________________________ (Address)
(Signature)
Title:______________________________________

_______________________ (Date)

A-2

EXHIBIT B

ASSIGNMENT FORM
(To be signed only upon transfer of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________, whose address is _____________________, the right represented by the attached Warrant to purchase _________ shares of Preferred Stock of MTM TECHNOLOGIES, INC., to which the attached Warrant relates.

     Dated: ____________________
(Signature must conform in all respects to
name of Holder as specified on the face of
the Warrant)

(Address)

Signed in the presence of:

_____________________________

B-1